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                                                                 EXHIBIT 10.13G

                                 AMENDMENT AGREEMENT


THIS AMENDMENT AGREEMENT (the "Agreement") is made on the 29 day of October 1996 by and among:

1. PT. RAJASA HAZANAH PERKASA, a company duly established under the laws of the Republic of Indonesia, having its office at Wisma Pejaten, Jalan Pejaten Barat No. 6, Jakarta 12510, Republic of Indonesia (hereinafter referred to as the "Company");

2. NISSHO IWAI CORPORATION, a company duly established under the laws of Japan, having its office at 4-5, Akasak 2-Chome, Minato-ku, Tokyo 107, Japan (hereinafter referred to as the "New Shareholder");

3. PT. BINA REKSA PERDANA, a company duly established under the laws of the Republic of Indonesia, having its office at Arthaloka Building 4th Floor, Jalan Jend. Sudirman Kav. 2, Jakarta Selatan, Republic of Indonesia (hereinafter referred to as "BRP");

4. INTERNATIONAL WIRELESS COMMUNICATIONS, INC, a company duly established under the laws of the State of Delaware, United States of America, having its office at 400 South El Camino, Suite 1275 San Mateo, California 94402, United States (hereinafter referred to as "IWC"); and

5. PT. DELTONA SATYA DINAMIKA, a company duly established under the laws of the Republic of Indonesia, having its office at Setiabudi Building 2 Lt. 3A, Jalan HR. Rasuna Said 1, Jakarta Selatan, Republic of Indonesia (hereinafter referred to as the "DSD"; BRP, IWC and DSD are hereinafter collectively referred to as the "Existing Shareholders" and individually as an "Existing Shareholder").

                                       RECITALS

WHEREAS, the Existing Shareholders and the Company are party to a Shareholders Agreement dated 9 November 1995 (the "Shareholders Agreement");

WHEREAS, the New Shareholder is party to a Subscription Agreement dated the date hereof among the New Shareholder, Nissho Iwai Hong Kong Corporation Limited ("NIHK"), the Existing Shareholders and the Company (the "Subscription Agreement"), pursuant to which the New Shareholder will, after certain BKPM, Ministry of Justice and other approvals have been obtained, subscribe for 773 (seven hundred seventy three) newly issued shares of the Company (the "New Shares"), constituting three percent (3%) of the anticipated fully issued and outstanding shares of the Company;


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WHEREAS, the New Shareholder, NIHK and the Company have entered into a Loan
Agreement dated the date hereof, pursuant to which NIHK has agreed to lend US$4,400,000 to the Company (the "Loan") as a prepayment for the issuance of the New Shares to the New Shareholder and if the New Shares are not issued to the New Shareholders by the date six (6) months after the proceeds of the Loan have been disbursed to the Company, the New Shareholder shall be entitled to acquire 773 shares directly from the Existing Shareholders (the "Existing Shares") by assigning the Loan but excluding all accrued interest thereon to the Existing Shareholders and remitting the sum of US$4,100,000 to such Existing Shareholders, all pursuant to the terms of the Subscription Agreement and the Loan Agreement.

WHEREAS, pursuant to the terms of the Loan Agreement and the Subscription Agreement, it is a condition precedent to the obligation of NIHK to make the Loan and for the New Shareholder to subscribe for the New Shares thereunder, that the Company, the Existing Shareholders and the New Shareholder amend the Shareholders Agreement to provide INTER ALIA for the admission of the New Shareholder as a party to the Shareholders Agreement; and

WHEREAS, the Existing Shareholders and the New Shareholder wish to amend the Shareholders Agreement in the manner contemplated in the Loan Agreement.

NOW THEREFORE, having regard to the above and based on the mutual promises and covenants herein contained, the parties agree that the Shareholders Agreement be, and it hereby is, amended as follows:

1. ADMISSION OF NEW SHAREHOLDER. The New Shareholder hereby agrees that on the date that the New Shares are duly issued to the New Shareholder in accordance with the terms of the Subscription Agreement or the date the Existing Shares are acquired by the New Shareholder (the "Effective Date"), it shall be fully bound by the terms and conditions of the Shareholders Agreement, as hereby amended, as a party thereto, and the Existing Shareholders agree to the admission of the New Shareholder as a party to such agreement. The parties agree that from and after the Effective Date each reference in the Shareholders Agreement, as hereby amended, to "Party", "Parties", "party" or "parties" shall be deemed to include the New Shareholder.

2. ARTICLE 5.7 - GUARANTEE OBLIGATIONS. The Existing Shareholders and the Company agree that the New Shareholder shall not be required to furnish any guarantees or other obligations in respect to any financing obtained by the Company as set forth in Article 5.7 of the Shareholders Agreement.

3. ARTICLE 6.1(c). The first three lines and the last four lines of Article 6.1(c) of the Shareholders Agreement shall be amended to read as follows:


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    (c)  each of the Parties shall comply with the provisions of all applicable national, federal, state, provincial, and local laws, ordinances and regulations of the United States of America, Japan and the Republic of Indonesia...

         (iv) to any other persons or entity, the payment of which would violate the laws, or regulations having the force of law, of the United States of America, Japan or the Republic of Indonesia or any other governmental entity having jurisdiction over the activities being carried out under this Agreement.

4. ARTICLE 14.3 - NOTICES. The Shareholders Agreement shall be amended by inserting the following provision after the first paragraph of Article 14.3:

    If to Nissho Iwai Corporation, addressed to:

         NISSHO IWAI CORPORATION
         4-5, Akasaka 2-Chome
         Minato-ku, Tokyo 107
         Japan
         Facsimile:  (813) 3588-4693
         Attention:  Takashi Kaida
                    ---------------
                    General Manager

5. PUT OPTION. In the event the Company acquires an equity interest or invests in any other company or entity which the New Shareholder considers, in its absolute discretion, objectionable for whatever reason, the New Shareholder shall have the right to sell all, but not less than all, of the New Shares or the Existing Shares (as the case may be) to the Company or to all of the Existing Shareholders, upon notice (the "Notice") to the Company or to the Existing Shareholders, as the case may be (the "Purchaser(s)"), for an amount equal to US$8,500,000 (UNITED STATES DOLLARS EIGHT MILLION FIVE HUNDRED THOUSAND). Upon receipt of the Notice, the Purchaser(s) shall take all such action necessary to promptly obtain the necessary consents and approvals to effect the sale of the New Shares or the Existing Shares (as the case may be) to the Purchaser(s) within ninety (90) days of the date of receipt of the Notice. The Purchaser(s) may also arrange for a third party to acquire the New Shares or the Existing Shares (as the case may be) from the New Shareholder, provided the sale of the New Shares or the Existing Shares (as the case may be) shall occur within ninety (90) days of the date the Notice is delivered to the Purchaser(s) and at least US$8,500,000 of the proceeds are paid to the New Shareholder. The right to sell the New Shares or the Existing Shares (as the case may be) hereunder shall expire on the date ten (10) years after the Effective Date.


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6.  TERMS UNCHANGED.  Except as expressly amended hereby, all of the terms and conditions of the Shareholders Agreement shall remain in full force and effect.

7. NEW SHAREHOLDERS AGREEMENT. In the event that a new investor or strategic partner subscribes for shares in the Company prior to or after the Effective Date, the New Shareholder shall be invited to participate in any and all meetings related to the negotiation of the terms and conditions of any new shareholder, joint venture or other similar agreement setting forth the rights and obligations of the shareholders of the Company in respect of the Company. No such agreement may be entered into without the signature and participation of the New Shareholder.

8. SEVERABILITY. If one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired in any way. The Company and each of the Existing Shareholders shall execute such additional documents as the New Shareholder may request in order to give effect (so as to make the same valid, legal and enforceable) to any provision hereof which is determined to be invalid, illegal or unenforceable.

9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. GOVERNING LAW AND DISPUTE RESOLUTION. Article 13 of the Shareholders Agreement is hereby incorporated into and made an inseparable part of this Shareholders Agreement.

IN WITNESS WHEREOF the parties have executed or caused their duly authorized representatives to execute this Agreement on the day and year first above written.

PT. RAJASA HAZANAH PERKASA


By /s/ Suprapto Pegent
  ---------------------------------------
    Suprapto Pegeng
    President Director

NISSHO IWAI CORPORATION


By /s/ Ikuo Endo
  ---------------------------------------
    Ikuo Endo under a Power of Attorney
    dated 25 October 1996

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PT. BINA REKSA PERDANA


By /s/ Tonny Hardianto            By /s/ Hotomo Mandala Putra
  -----------------------------     -----------------------------------
    Tonny Hardianto                    Hutomo Mandala Putra
    President Director                 President Commissioner


INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


By /s/ Hugh McClung
  ---------------------------------------
    Hugh McClung
    Vice Chairman


PT. DELTONA SATYA DINAMIKA


By /s/ Amir Abdul Rachman
  ---------------------------------------
    Amir Abdul Rachman
    Director